                                                                   EXHIBIT 23(d)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports on Substance Abuse Technologies, Inc. and U.S. Drug Testing, Inc. dated May 20, 1996, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-4790) and related Prospectus of Substance Abuse Technologies, Inc. for the Registration of common stock, warrants to purchase common stock, and the Consent Solicitation Statement to the Minority Stockholders of U.S. Drug Testing, Inc.


ERNST & YOUNG LLP

/s/ Ernst  & Young LLP



Riverside, California
April 14, 1997


                                      E-50